As filed with the Securities and Exchange Commission on August 9, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CRAY INC.
(Exact Name of Registrant as Specified in Its Charter)

Washington	93-0962605
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

901 Fifth Avenue, Suite 1000 Seattle, WA	98164
(Address of Principal Executive Offices)	(Zip Code)
Cray Inc.
2013 Equity Incentive Plan
(as adopted March 26, 2013)
(as amended and restated June 11, 2019)
(Full Title of the Plan)
Peter J. Ungaro
President and Chief Executive Officer
Cray Inc.
901 Fifth Avenue, Suite 1000
Seattle, Washington 98164
(Name and Address of Agent For Service)
(206) 701-2000
(Telephone Number, including area code, of agent for service)
Copies to:
Alan C. Smith
James D. Evans
Fenwick & West LLP
1191 2nd Avenue, 10th Floor
Seattle, Washington, 98101
(206) 389-4510

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	1,500,000 (2)	$34.59 (3)	$51,885,000 (3)	$6,288.46 (3)
TOTAL	1,500,000	N/A	$51,885,000	$6,288.46

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Represents an additional 1,500,000 shares reserved for issuance under the Cray Inc. 2013 Equity Incentive Plan, as amended and restated.

(3)
Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on August 7, 2019.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement for purposes of registering 1,500,000 shares of common stock, par value $0.01 per share (“Common Stock”), of Cray Inc. (the “Registrant”) to be offered to participants under the Registrant’s 2013 Equity Incentive Plan, as amended and restated (the “Amended and Restated Plan”). The Amended and Restated Plan was approved by the Registrant’s shareholders at its 2019 Annual Meeting of Shareholders on June 11, 2019. This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on June 14, 2013 (Registration No. 333-189304) and on August 4, 2016 (Registration No. 333-212906) (the “Prior Registration Statements”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is filed in accordance with General Instruction E to Form S-8. Accordingly, pursuant to General Instruction E, the Registrant hereby incorporates by reference herein the contents of the Prior Registration Statements and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date
4.1	Restated Articles of Incorporation of the Registrant, as currently in effect.	8-K	000-26820	3.3	6/8/2006
4.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	8-K	000-26820	3.1	2/12/2007
4.3	First Amendment to Amended and Restated Bylaws.	8-K	000-26820	3.1	4/19/2012
4.4	Second Amendment to Amended and Restated Bylaws.	8-K	000-26820	3.1	2/28/2017
4.5	Third Amendment to Amended and Restated Bylaws.	8-K	000-26820	3.1	5/17/2019
4.6	Fourth Amendment to Amended and Restated Bylaws.	8-K	000-26820	3.1	6/24/2019
5.1	Opinion of Fenwick & West LLP.					X
23.1	Consent of Peterson Sullivan LLP, independent registered public accounting firm.					X
23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X
24.1	Power of Attorney (incorporated by reference to Page 5 of this Registration Statement).					X
99.1	Cray Inc. 2013 Equity Incentive Plan (as amended and restated).	DEF 14A	000-26820	Appendix A	4/18/2019
99.2	Form of 2013 Equity Incentive Plan Notice of Stock Option Grant and Stock Option Award Agreement	8-K	000-26820	99.1	7/3/2013
99.3	Form of 2013 Equity Incentive Plan Notice of Restricted Stock Award and Restricted Stock Purchase Agreement	8-K	000-26820	99.2	7/3/2013
99.4	Form of 2013 Equity Incentive Plan Notice of Restricted Stock Award and Restricted Stock Purchase Agreement	8-K	000-26820	10.1	12/17/2014
99.5	Form of 2013 Equity Incentive Plan Notice of Stock Option Grant and Stock Option Award Agreement	8-K	000-26820	10.2	12/17/2014
99.6	Form of 2013 Equity Incentive Plan Notice of Restricted Stock Unit Award and Restricted Stock Unit Award Agreement	8-K	000-26820	10.3	12/17/2014
99.7	Form of 2013 Equity Incentive Plan Notice of Stock Appreciation Right Award Grant and Stock Appreciation Right Award Agreement	8-K	000-26820	10.4	12/17/2014

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on August 9, 2019.

Cray Inc.

By:	/s/ Peter J. Ungaro
Peter J. Ungaro
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Cray Inc., a Washington corporation, do hereby constitute and appoint Peter J. Ungaro, President, Chief Executive Officer and Director, the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that the said attorney and agent shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on August 9, 2019.

Signature	Title

By /s/ PETER J. UNGARO	Chief Executive Officer, President and Director
Peter J. Ungaro	(Principal Executive Officer)

By /s/ BRIAN C. HENRY	Chief Financial Officer and Executive Vice President
Brian C. Henry	(Principal Financial Officer)

By /s/ CHARLES D. FAIRCHILD	Chief Accounting Officer, Controller and Vice President
Charles D. Fairchild	(Principal Accounting Officer)

By /s/ PRITHVIRAJ BANERJEE	Director
Prithviraj Banerjee

By /s/ CATRIONA M. FALLON	Director
Catriona M. Fallon

By /s/ STEPHEN E. GOLD	Director
Stephen E. Gold

By /s/ STEPHEN C. KIELY	Director
Stephen C. Kiely

By /s/ SALLY G. NARODICK	Director
Sally G. Narodick

By /s/ DANIEL C. REGIS	Director
Daniel C. Regis

By /s/ MAX L. SCHIRESON	Director
Max L. Schireson

By /s/ BRIAN V. TURNER	Director
Brian V. Turner